                                  PURCHASE AGREEMENT

                                       BETWEEN

                         NETSCAPE COMMUNICATIONS CORPORATION

                                         AND

                            GE INFORMATION SERVICES, INC.

                      CONCERNING ACTRA BUSINESS SYSTEMS, L.L.C.

                             Dated as of November 6, 1997

                                  TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE I - PURCHASE AND SALE OF MEMBERSHIP INTEREST . . . . . . . . . . . . 1
    1.1  Purchase and Sale . . . . . . . . . . . . . . . . . . . . . . . . . 1
    1.2  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    1.3  Consideration; Payment at Closing and on Effectiveness Date . . . . 2
    1.4  No Fractional Shares. . . . . . . . . . . . . . . . . . . . . . . . 2
    1.5  Tax Consequences. . . . . . . . . . . . . . . . . . . . . . . . . . 3
    1.6  Delivery of Certificates. . . . . . . . . . . . . . . . . . . . . . 3
    1.7  Legend on Certificates. . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF GEIS. . . . . . . . . . . . . 3
    2.1  Organization, Standing and Power. . . . . . . . . . . . . . . . . . 3
    2.2  Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
    2.3  Ownership of Membership Interest. . . . . . . . . . . . . . . . . . 4
    2.4  Absence of Claims by GEIS . . . . . . . . . . . . . . . . . . . . . 4
    2.5  No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
    2.6  Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
    2.7  Investment Representations. . . . . . . . . . . . . . . . . . . . . 5
    2.8  Other Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF NETSCAPE . . . . . . . . . . 6
    3.1  Organization, Standing and Power. . . . . . . . . . . . . . . . . . 6
    3.2  Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
    3.3  Capital Structure . . . . . . . . . . . . . . . . . . . . . . . . . 7
    3.4  No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
    3.5  Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
    3.6  SEC Documents; Netscape Financial Statements. . . . . . . . . . . . 8
    3.7  S-3 Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . 8
    3.8  No Material Adverse Change. . . . . . . . . . . . . . . . . . . . . 8
    3.9  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE IV - CONDUCT PRIOR TO THE CLOSING. . . . . . . . . . . . . . . . . . 9
    4.1  No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE V - ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . 9
    5.1  Sale and Registration of Shares; Shareholder Matters. . . . . . . . 9
    5.2  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . .10
    5.3  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
    5.4  Public Disclosure . . . . . . . . . . . . . . . . . . . . . . . . .11
    5.5  Reasonable Efforts; Further Assurances. . . . . . . . . . . . . . .11
    5.6  Notification of Certain Matters . . . . . . . . . . . . . . . . . .11

                                  TABLE OF CONTENTS
                                     (CONTINUED)

                                                                           Page
                                                                           ----

    5.7  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
    5.8  Nasdaq National Market Listing. . . . . . . . . . . . . . . . . . .11
    5.9  Additional Documents. . . . . . . . . . . . . . . . . . . . . . . .11
    5.10 Registration Rights . . . . . . . . . . . . . . . . . . . . . . . .12
    5.11 Access to Books and Records . . . . . . . . . . . . . . . . . . . .12
    5.12 Nonsolicitation of Employees. . . . . . . . . . . . . . . . . . . .12
    5.13 Mutual Release. . . . . . . . . . . . . . . . . . . . . . . . . . .12

ARTICLE VI - CONDITIONS TO THE ACQUISITION . . . . . . . . . . . . . . . . .13
    6.1  Conditions to Obligations of Each Party to Effect the Acquisition .13
    6.2  Additional Conditions to Obligations of GEIS. . . . . . . . . . . .13
    6.3  Additional Conditions to the Obligations of Netscape. . . . . . . .14

ARTICLE VII - DISPUTE RESOLUTION . . . . . . . . . . . . . . . . . . . . . .15
    7.1  Resolution of Disputes; Mediation . . . . . . . . . . . . . . . . .15

ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . . . . . .16
    8.1  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
    8.2  Effect of Termination . . . . . . . . . . . . . . . . . . . . . . .16
    8.3  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
    8.4  Extension; Waiver . . . . . . . . . . . . . . . . . . . . . . . . .17

ARTICLE IX - GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . .17
    9.1  Survival of Representations and Warranties. . . . . . . . . . . . .17
    9.2  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
    9.3  Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . .18
    9.4  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . .18
    9.5  Entire Agreement; Assignment. . . . . . . . . . . . . . . . . . . .18
    9.6  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . .18
    9.7  Other Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . .19
    9.8  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . .19
    9.9  No Third Party Beneficiaries. . . . . . . . . . . . . . . . . . . .19
    9.10 Rules of Construction . . . . . . . . . . . . . . . . . . . . . . .19
    9.11 Specific Performance. . . . . . . . . . . . . . . . . . . . . . . .19

                                  INDEX OF EXHIBITS


EXHIBIT            DESCRIPTION
-------            -----------

Exhibit A          Logistic Tracking System Source Code License Agreement

Exhibit B          Form of Bill of Sale and Assignment

Exhibit C          Form of Declaration of Registration Rights

Exhibit D          Software Distribution Agreement

Exhibit E          Form of Legal Opinion of Counsel to Netscape

Exhibit F          Form of Legal Opinion of Counsel to GEIS

                                  PURCHASE AGREEMENT


    This PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of November 6, 1997 between Netscape Communications Corporation, a Delaware corporation ("NETSCAPE"), and GE Information Services, Inc., a Delaware corporation ("GEIS").

                                       RECITALS

    A. The Boards of Directors of each of Netscape and GEIS believe it is in their respective best interests that Netscape acquire (the "ACQUISITION") and that GEIS sell GEIS's entire Membership Interest (as defined below) in Actra Business Systems, L.L.C., a Delaware limited liability company ("ACTRA"). For purposes of this Agreement, "Membership Interest" shall mean GEIS's limited liability company ownership interest in Actra.

    B. In connection with the Acquisition, Netscape and GEIS desire to enter into a source code licensing agreement.

    C. Netscape and GEIS desire to make certain representations and warranties and other agreements in connection with the Acquisition.

    NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:


                                      ARTICLE I

                       PURCHASE AND SALE OF MEMBERSHIP INTEREST

    1.1 PURCHASE AND SALE. At the Closing (as defined in Section 1.2 hereof) and subject to and upon the terms and conditions of this Agreement, GEIS will sell, transfer, convey, assign and deliver to Netscape, and Netscape will purchase and acquire from GEIS, free and clear of any liens, claims, charges, restrictions, pledges, security interests, options, mortgages, or other legal or equitable encumbrances (collectively, "LIENS"), (i) all of GEIS's right, title and interest in and to the Membership Interest and (ii) certain rights to source code (the "SOURCE CODE RIGHTS") for the Logistics Tracking System pursuant to that certain Logistic Tracking System Source Code License Agreement (the "LICENSE AGREEMENT") in the form attached hereto as EXHIBIT A. At the Closing, GEIS will deliver to Netscape duly executed instruments of transfer and assignment of its Membership Interest sufficient to vest in Netscape all right, title and interest in the Membership Interest in accordance with the terms of this Agreement; such transfer instruments to include a Bill of Sale and Assignment in substantially the form of EXHIBIT B attached hereto.

    1.2   CLOSING.  Unless this Agreement is earlier terminated pursuant to
Section 8.1 hereof, the closing of the purchase and sale of the Membership Interest (the "CLOSING") will take place as promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article VI hereof, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Netscape and GEIS. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE".

    1.3   CONSIDERATION; PAYMENT AT CLOSING AND ON EFFECTIVENESS DATE.

          (a)  The number of shares of Netscape common stock ("NETSCAPE
COMMON STOCK") to be issued as consideration for the acquisition by Netscape of the Membership Interest and the Source Code Rights shall be equal to the number of shares (the "EFFECTIVENESS SHARE NUMBER"), rounded to the nearest whole share, determined by dividing (A) $55,000,000 by (B) the average closing sale price of a share of Netscape Common Stock, as reported on the Nasdaq National Market for the twenty (20) most recent trading days ending on the third trading day preceding the date of effectiveness of the Registration Statement (as defined in Section 5.1(b)) (the "EFFECTIVENESS DATE").

          (b) At the Closing, Netscape shall issue to GEIS a number of shares of Netscape Common Stock, rounded to the nearest whole share and subject to adjustment as provided in Section 1.3 (c) below, equal to (A) $55,000,000 DIVIDED by (B) the average closing sale price of a share of Netscape Common Stock, as reported on the Nasdaq National Market for the twenty (20) most recent trading days ending on the third trading day preceding the Closing Date (the "CLOSING SHARE NUMBER").

          (c) On the Effectiveness Date, the parties shall adjust the Closing Share Number as follows:

               (i) if the Closing Share Number is greater than the Effectiveness Share Number, GEIS shall surrender to Netscape for cancellation on the Closing Date a number of shares of Netscape Common Stock equal to the excess of the Closing Share Number over the Effectiveness Share Number; or

               (ii) if the Effectiveness Share Number is greater than the Closing Share Number, Netscape shall issue to GEIS a number of shares of Netscape Common Stock equal to the excess of the Effectiveness Share Number over the Closing Share Number (the "ADDITIONAL SHARE NUMBER").

          (d) The total number of shares Netscape Common Stock issued by Netscape to GEIS following the adjustment pursuant to Section 1.3(c) shall be allocated 90.909% as purchase price for the Membership Interest and 9.091% as license fees for the Source Code Rights.

    1.4 NO FRACTIONAL SHARES. No fraction of a share of Netscape Common Stock will be issued to GEIS, and no payment will be made by Netscape to GEIS for any fraction of a share of Netscape Common Stock.

    1.5 TAX CONSEQUENCES. The Acquisition is intended by the parties to be treated as a taxable purchase and sale of the Membership Interest for all income tax purposes resulting in the termination of Actra under
Section 708(b)(1)(A) of the Internal Revenue Code of 1986, as amended (the "CODE"). Netscape and GEIS shall each bear and pay their respective federal, state, local and foreign taxes that may become payable in connection with GEIS's sale of the Membership Interest to Netscape; provided, however, that GEIS shall bear and pay any and all transfer taxes with respect to the sale of the Membership Interest.

    1.6   DELIVERY OF CERTIFICATES.

          (a) At the Closing, Netscape shall, or shall cause its transfer agent to, deliver to GEIS certificate(s) representing the number of whole shares of Netscape Common Stock equal to the Closing Share Number pursuant to
Section 1.3(b).

          (b) On the Effectiveness Date, Netscape shall, or shall cause its transfer agent to (i) deliver to GEIS a certificate or certificates representing the Additional Share Number, if Section 1.3(c)(ii) is applicable or
(ii) deliver to GEIS a certificate or certificates representing the Effectiveness Share Number upon surrender thereof by GEIS of a certificate or certificates equal to the Closing Share Number, if Section 1.3(c)(i) is applicable.

    1.7 LEGEND ON CERTIFICATES. The certificate or certificates issued to GEIS pursuant to Section 1.3 and in accordance with Section 1.6 shall bear a restrictive legend indicating that the shares represented by such certificate(s) shall not be transferred prior to the Effectiveness Date.


                                      ARTICLE II

                        REPRESENTATIONS AND WARRANTIES OF GEIS

    GEIS hereby represents and warrants to Netscape, subject to such exceptions as are specifically and accurately disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers) supplied by GEIS to Netscape (the "GEIS DISCLOSURE SCHEDULE") and dated as of the date hereof, as follows:

    2.1 ORGANIZATION, STANDING AND POWER. GEIS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. GEIS has the corporate power to own its properties and to carry on its business as now being conducted.

    2.2 AUTHORITY. GEIS has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of GEIS, and no further action is required on the part of GEIS to authorize the Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by GEIS and, assuming the due authorization, execution and delivery by Netscape, constitutes the valid and binding obligation of GEIS, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

    2.3 OWNERSHIP OF MEMBERSHIP INTEREST. GEIS is the legal and beneficial owner of the Membership Interest, and such Membership Interest is to be sold pursuant to this Agreement. Other than arising under or pursuant to the Formation and Limited Liability Company Agreement between GEIS and Netscape, dated March 26, 1996, such Membership Interest is not subject to any Liens or to any rights of first refusal of any kind, and GEIS has not granted any rights to purchase such Membership Interest to any other person or entity. GEIS has the sole right to transfer such Membership Interest to Netscape. To the knowledge of GEIS, such Membership Interest constitutes all of the ownership rights in Actra other than Netscape's (or any assignee or transferee of Netscape) ownership rights in Actra. Upon the Closing, Netscape will receive good and marketable title to GEIS's Membership Interest, subject to no Liens retained, granted or permitted by GEIS. GEIS has not engaged in any sale or other transfer of the Membership Interest in contemplation of the Acquisition or otherwise.

    2.4 ABSENCE OF CLAIMS BY GEIS. GEIS does not have any present claim against Actra nor does it have any present intent to pursue any future claim against Actra, whether contingent or unconditional, fixed or variable under any contract or on any other legal basis whatsoever.

    2.5 NO CONFLICT. Subject to satisfaction of the conditions set forth in Article VI, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of any material statute, law, rule, regulation, judgment, order, decree or ordinance applicable to GEIS or its properties or assets, or conflict with or result in any breach or default (with or without notice or lapse of time, or both) (any such event, a "CONFLICT"), under (i) any provision of the Certificate of Incorporation or Bylaws of GEIS or (ii) any material agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which GEIS is a party or by which GEIS or its properties or assets may be bound or affected, which conflict, breach or default could reasonably be expected to adversely affect the ability of GEIS to consummate the transactions contemplated hereby.

    2.6 CONSENTS. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission (each a "GOVERNMENTAL ENTITY") or any third party, including a party to any agreement with GEIS (so as not to trigger any Conflict), is required by or with respect to GEIS in connection with the execution and delivery of this Agreement, or the consummation by GEIS of the transactions contemplated hereby, except for
(i) such consents, waivers, approvals, orders, authorizations, registrations, qualifications, declarations and filings as may be required under applicable securities laws, and (ii) such filings as are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT").

    2.7   INVESTMENT REPRESENTATIONS.

          (a) INVESTMENT INTENT. GEIS is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the "SECURITIES ACT"). GEIS is acquiring the Netscape Common Stock for GEIS's own account for investment, and not for, with a view to, or in connection with the resale or distribution thereof, except pursuant to registration under the Securities Act. GEIS does not presently have an agreement or arrangement with any person or firm to sell, pledge or otherwise transfer the Netscape Common Stock. GEIS has adequate means of providing for GEIS's current needs and possible contingencies and has no need for liquidity in the investment.

          (b) INFORMATION ABOUT NETSCAPE. To the extent GEIS has determined it to be appropriate, GEIS has consulted GEIS's attorney, accountant, and other agents with respect to GEIS's acquisition of the Netscape Common Stock. GEIS has fully investigated Netscape and its business and financial condition and has knowledge of its current and anticipated activities. GEIS acknowledges that Netscape has granted GEIS and GEIS's agents access to all information about Netscape that they have requested in order to verify the accuracy of the information in such documents and has offered GEIS and GEIS's agents access to all further information that GEIS and GEIS's agents have deemed relevant to an investment decision with respect to the Netscape Common Stock. GEIS further acknowledges that GEIS is capable of evaluating the merits and risks of the prospective investment in the Netscape Common Stock and that GEIS and GEIS's agents have had the opportunity to ask questions of, and receive answers from, representatives of Netscape concerning the terms and conditions of the offering of the Netscape Common Stock.

          (c) HIGH RISK. GEIS realizes that investment in the Netscape Common Stock involves a high degree of risk. GEIS is able to bear the risk of the investment, to hold the Netscape Common Stock for an indefinite period of time and to suffer a complete loss of the investment.

          (d) SECURITIES NOT REGISTERED. GEIS understands that the Securities have not been registered under the Securities Act in reliance upon exemptions therefrom.

          (e) HELD INDEFINITELY. GEIS further understands that the Netscape Common Stock may be disposed of only if subsequently registered under the Securities Act or if an exemption from registration is otherwise available. In addition, GEIS understands that the certificate(s) evidencing the Netscape Common Stock will be imprinted with a legend which prohibits the transfer of the Netscape Common Stock unless it is registered or such registration is not required in the opinion of counsel satisfactory to Netscape.

          (f) RULE 144. GEIS is familiar with the provisions of Rule 144 promulgated under the Securities Act ("RULE 144"), which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (i) the availability of certain public information about Netscape, (ii) the resale occurring not less than one year after the party has purchased and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, (iii) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

          (g)  NO PUBLIC MARKET.  GEIS further understands that at the time
GEIS wishes to sell the Netscape Common Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, Netscape may not be satisfying the current public information requirements of Rule 144, and that, in such event, GEIS would be precluded from selling the Netscape Common Stock under Rule 144 even if the one-year minimum holding period had been satisfied.

          (h) SUBSTANTIAL BURDEN OF PROOF. GEIS further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A under the Securities Act, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

    2.8   OTHER KNOWLEDGE.  To the actual knowledge of GEIS's Management,
GEIS is not intentionally withholding information with regard to any facts or circumstances regarding Actra's internal business operations which GEIS reasonably believes are not known to Netscape, the occurrence or existence of which would have a material adverse effect on the business assets (including intangible assets), liabilities or financial condition of Actra. "GEIS's Management" shall be defined as GEIS's Vice President of Finance, Vice President of Business Development and Vice President of Product Development.


                                     ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF NETSCAPE

    Netscape hereby represents and warrants to GEIS, subject to such exceptions as are specifically and accurately disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers) supplied by Netscape to GEIS (the "NETSCAPE DISCLOSURE SCHEDULE") and dated as of the date hereof, as follows:

    3.1 ORGANIZATION, STANDING AND POWER. Netscape is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Netscape has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on Netscape.

    3.2 AUTHORITY. Netscape has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Netscape and no further action is required on the part of Netscape to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Netscape and, assuming the due authorization, execution and delivery by GEIS, constitutes the valid and binding obligation of Netscape, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

    3.3 CAPITAL STRUCTURE. The authorized stock of Netscape consists of 200,000,000 shares of Common Stock, of which 90,652,050 shares were issued and outstanding as of October 31, 1997, and 5,000,000 shares of Preferred Stock, none of which is issued or outstanding. At the close of business on October 31, 1997, 12,348,312 shares of Netscape Common Stock were subject to issuance upon the exercise of outstanding vested and unvested stock options ("NETSCAPE RIGHTS"). No shares of Netscape Common Stock were held by Netscape in its treasury. All the outstanding shares of Netscape Common Stock are validly issued, fully paid and nonassessable. The shares of Netscape Common Stock issuable in connection with the Acquisition have been duly authorized and reserved for issuance and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

    3.4 NO CONFLICT. Subject to satisfaction of the conditions set forth in Article VI, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, will not conflict with or result in any violation of any material statute, law, rule, regulation, judgment, order, decree or ordinance applicable to Netscape or its properties or assets, or conflict with or result in any breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit (any such event, a "NETSCAPE CONFLICT") under, (i) any provision of the Certificate of Incorporation or Bylaws of Netscape or (ii) any material agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which Netscape is a party or by which Netscape or its properties or assets may be bound or affected, which conflict, breach or default could reasonably be expected to have a material adverse effect on Netscape.

    3.5 CONSENTS. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party, including a party to any agreement with Netscape (so as not to trigger any Netscape Conflict), is required by or with respect to Netscape in connection with the execution and delivery of this Agreement, or the consummation by Netscape of the transactions contemplated hereby, except for
(i) such consents, waivers,
approvals, orders, authorizations, registrations, qualifications, declarations and filings as may be required under applicable securities laws, and (ii) such filings as are required under the HSR Act.

    3.6 SEC DOCUMENTS; NETSCAPE FINANCIAL STATEMENTS. Netscape has furnished or made available to GEIS true and complete copies of all reports or registration statements filed by it with the SEC under the Exchange Act for all periods since January 1, 1997, all in the form so filed (all of the foregoing being collectively referred to as the "SEC DOCUMENTS"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of Netscape, including the notes thereto, included in the SEC Documents (the "NETSCAPE FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Netscape at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Netscape accounting policies except as described in the notes to the Netscape Financial Statements.

    3.7 S-3 ELIGIBILITY. As of the date hereof, Netscape meets, and as of the Closing Date, Netscape will meet, all of the conditions necessary for the use of Form S-3 for the registration of the Netscape Common Stock as contemplated hereby and in the Declaration of Registration Rights (as defined below).

    3.8 NO MATERIAL ADVERSE CHANGE. Since the date of the balance sheet included in the Netscape's most recently filed report on Form 10-Q or Form 10-K, Netscape has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets or business of Netscape; (b) any amendment or change in the Certificate of Incorporation or Bylaws of Netscape, or (c) any damage to, destruction or loss of any assets of the Netscape (whether or not covered by insurance) that materially and adversely affects the financial condition or business of Netscape.

    3.9 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Netscape has received any notice of assertion against Netscape, which (i) in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement or (ii) has not previously been disclosed in SEC Documents or is not currently required to be disclosed in any filings under the Exchange Act.

                                      ARTICLE IV

                             CONDUCT PRIOR TO THE CLOSING

    4.1   NO SOLICITATION.

          (a) From and after the date of this Agreement until the earlier of (i) the Closing or (ii) termination of this Agreement pursuant to
Section 8.1, GEIS will not, directly or indirectly through any of its directors, officers, employees, representatives, investment bankers, agents or affiliates
(i) solicit or encourage submission of any inquiries, proposals or offers by any person, entity or group (other than Netscape, and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any information concerning Actra to, or afford any access to the properties, books or records of Actra to, or otherwise assist, facilitate or encourage, or enter into any agreement or understanding with, any person, entity or group (other than Netscape and its affiliates, agents and representatives), in connection with any Acquisition Proposal. For the purposes of this Agreement, an "ACQUISITION PROPOSAL" shall mean any inquiry or proposal relating to any sale or transfer of an ownership interest in Actra. Upon execution of this Agreement, GEIS does not have, or will immediately cease any and all, existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

          (b) GEIS will (i) notify Netscape promptly (and in any event within 24 hours) if any proposal is made or any information or access is requested in connection with an Acquisition Proposal and (ii) promptly (and in any event within 24 hours) communicate to Netscape in reasonable detail the terms and conditions of any such Acquisition Proposal and the identity of the offeror.


                                       ARTICLE V

                                ADDITIONAL AGREEMENTS

    5.1   SALE AND REGISTRATION OF SHARES; SHAREHOLDER MATTERS.

          (a) SALE OF SHARES. The parties hereto acknowledge and agree that the shares of Netscape Common Stock issuable to GEIS pursuant to Section
1.3 and in accordance with the provisions of Section 1.6 hereof, shall constitute "restricted securities" within the meaning of the Securities Act. The certificates for shares of Netscape Common Stock to be issued in the Acquisition shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws. It is acknowledged and understood that Netscape is relying upon the written representations made by GEIS in Section 2.7 hereof in making such private placement.

          (b) REGISTRATION STATEMENT ON FORM S-3. Within seven (7) days after the Closing Date, Netscape will file a Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") with the SEC covering the resale of the shares of Netscape Common Stock issued to GEIS pursuant hereto; provided, however, that any such registration shall be subject to the terms and conditions set forth in the Declaration of Registration Rights attached hereto as EXHIBIT C.

          (c) ADDITIONAL ASSURANCES. At the request of Netscape, GEIS shall execute and deliver to Netscape such instruments and do and perform such acts and things as may be necessary or desirable for complying with all applicable securities laws and state corporate laws in connection with the transactions contemplated hereby.

    5.2 CONFIDENTIALITY. Each of the parties hereto hereby agrees to keep confidential such information or knowledge obtained pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers or (f) which is disclosed in the course of any litigation between any of the parties hereto. The provisions of this Section 5.2 shall in no way affect the rights or obligations of any party concerning confidentiality under any other agreement among such parties and/or Actra.

    5.3   EXPENSES.

          (a) Pending the Closing, GEIS shall continue to fund its pro rata share of any additional capital contributions approved by GEIS and Netscape pursuant to Section 3.02 of the Formation and Limited Liability Company Agreement between GEIS and Netscape dated March 26, 1996. GEIS agrees that it will not unreasonably withhold its consent to any additional capital contribution that is reasonably required pursuant to the 1997 operating budget for Actra previously adopted by GEIS and Netscape. Notwithstanding the foregoing, in no event will GEIS be required to approve additional capital contributions by GEIS of more than $500,000 in the aggregate between the date hereof and the date of the Closing. GEIS's payment obligation of $500,000 pursuant to that certain Distribution Agreement between GEIS and Actra dated August 1, 1997, is independent of and will not be affected by this
Section 5.3(a).

          (b) Except as forth in this Section 5.3 and in Section 5.7, all fees and expenses incurred in connection with the Acquisition, including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES"), shall be borne by the party that incurred such Third Party Expenses. In addition, if the Acquisition is consummated, GEIS agrees to pay fifty percent (50%) of the reasonable out-of-pocket legal fees and expenses incurred by Actra in connection with the Formation Agreement dated October 8, 1997 and the conversion of Actra into a Subchapter C (of the Code) corporation as contemplated therein.

    5.4 PUBLIC DISCLOSURE. Unless otherwise required by law (including, without limitation, federal and state securities laws) or by the rules and regulations of The Nasdaq Stock Market, Inc. or any applicable stock exchange, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made prior to the effectiveness of the Registration Statement described in Section 5.1(b) by any party hereto unless approved by Netscape and GEIS prior to release, provided that such approval shall not be unreasonably withheld and once given shall continue in effect.

    5.5 REASONABLE EFFORTS; FURTHER ASSURANCES. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Netscape shall not be required to agree to any divestiture by Netscape of Actra or any of Netscape's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Netscape or its subsidiaries or affiliates or Actra or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

    5.6 NOTIFICATION OF CERTAIN MATTERS. GEIS shall give prompt notice to Netscape, and Netscape shall give prompt notice to GEIS, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of GEIS or Netscape, as the case may be, contained in this Agreement to be untrue or inaccurate at or prior to the Closing, and (ii) any failure of GEIS or Netscape, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.6 shall not limit or otherwise affect any remedies available to the party receiving such notice.

    5.7 TAX MATTERS. Netscape shall be responsible for filing all federal, state, local and foreign income tax returns of Actra for the short tax year ending on the Closing Date. Such returns shall be prepared in a manner consistent with applicable law and past practices, if any, and the costs of such returns shall be borne equally by Netscape and GEIS.

    5.8 NASDAQ NATIONAL MARKET LISTING. Netscape shall authorize for listing on the Nasdaq National Market the shares of Netscape Common Stock issuable, and those required to be reserved for issuance, in connection with the Acquisition, upon official notice of issuance.

    5.9 ADDITIONAL DOCUMENTS. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

    5.10 REGISTRATION RIGHTS. GEIS agrees to abide by the provisions contained in the Declaration of Registration Rights attached hereto as EXHIBIT C (the "DECLARATION OF REGISTRATION RIGHTS").

    5.11 ACCESS TO BOOKS AND RECORDS. Following the Closing, upon reasonable notice, Netscape shall cause Actra to provide GEIS with reasonable access during normal business hours to all books and records and with such cooperation, assistance and access to Actra personnel as GEIS may reasonably request for the purpose of permitting GEIS to obtain any information with respect to taxes or any other reasonable purpose. Netscape shall also cause Actra to provide GEIS with such cooperation and information as GEIS may reasonably request with respect to the filing of any tax return, amended tax return or claim for refund, determining a liability for taxes or a right to a refund of taxes or conducting any audit or any other procedure in respect of taxes. GEIS shall be required to reimburse Actra for any out-of-pocket expenses incurred by Actra in connection with performing the services requested by GEIS under this Section 5.11. Netscape agrees to cause Actra to retain all material records or other documents relating to tax matters of Actra and its members for taxable periods through the date of Closing until six months after the expiration of the longest applicable statute of limitations or for such longer period as may be reasonably requested by GEIS.

    5.12  NONSOLICITATION OF EMPLOYEES.

          (a) Unless otherwise agreed to by GEIS and Netscape, for a period of one year following the Closing Date, Netscape shall not, nor shall it permit Actra or any of its affiliates or any employee, officer, director, consultant or agent of Netscape, Actra or any of their affiliates to, recruit or attempt to recruit for the purposes of employment by or provision of services to Netscape, Actra or any of their affiliates, any person that is employed by GEIS currently or on the date of Closing and with whom Netscape or Actra had contact as a result of GEIS's ownership of the Membership Interest and the transactions related thereto.

          (b) Unless otherwise agreed to by GEIS and Netscape, for a period of one year following the Closing Date, GEIS shall not, nor shall it permit any of its affiliates or any employee, officer, director, consultant or agent of GEIS or any of its affiliates to, recruit or attempt to recruit for the purposes of employment by or provision of services to GEIS or any of its affiliates, any person that is employed by Netscape or Actra currently or on the date of Closing and with whom GEIS had contact as a result of GEIS's ownership of the Membership Interest and the transactions related thereto.

    5.13 MUTUAL RELEASE. Each of Netscape and GEIS does hereby fully, irrevocably and unconditionally release and forever discharge the other party and its affiliates, and such other party's and its affiliates' successors, assigns, directors, officers, employees and agents (collectively, the "Released Parties"), of and from any and all obligations, debts, causes of action, suits, controversies, damages and any and all claims, demands and liabilities whatsoever, both in law and at equity, known or unknown, that such party has as of the date hereof or will have as of the Closing Date or may ever have had as of or prior to the date hereof against the Released Parties arising out of or relating in any way to the Formation and Limited Liability Company Agreement, dated March 26,

1996, and the transactions contemplated thereby or related thereto, including any claims arising out of Netscape's and GEIS's joint ownership of Actra. Notwithstanding the foregoing, this release (a) shall not be applicable if this Agreement is terminate pursuant to Section 8.1 and (b) shall not relieve Netscape or GEIS from any of the covenants and obligations pursuant to the agreements set forth herein or the Distribution Agreement between GEIS and Actra or the Global System Integrator Agreement between Netscape and GEIS.


                                      ARTICLE VI

                            CONDITIONS TO THE ACQUISITION

    6.1   CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE
ACQUISITION. The respective obligations of each party to this Agreement to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) GOVERNMENT APPROVALS. All approvals of governments and governmental agencies necessary to consummate the transactions hereunder shall have been received.

          (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Acquisition shall be in effect.

          (c) NASDAQ LISTING. The shares of Netscape Common Stock issuable to GEIS pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Acquisition shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

          (d)  LOGISTICS TRACKING SYSTEM SOURCE CODE LICENSE
AGREEMENT. GEIS and Netscape shall have entered into the License Agreement in the form of EXHIBIT A hereto.

          (e) SOFTWARE DISTRIBUTION AGREEMENT. Netscape and GEIS shall have entered into a Software Distribution Agreement in the form of EXHIBIT D attached hereto.

    6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF GEIS. The obligations of GEIS to consummate the Acquisition and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by GEIS:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Netscape contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a material adverse effect on Netscape; and GEIS shall have received a certificate to such effect signed on behalf of Netscape by a duly authorized officer of Netscape.

          (b) AGREEMENTS AND COVENANTS. Netscape shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, and GEIS shall have received a certificate to such effect signed by a duly authorized officer of Netscape.

          (c) THIRD PARTY CONSENTS. GEIS shall have been furnished with evidence satisfactory to it that Netscape has obtained the consents, approvals and waivers set forth in Section 3.4 of the Netscape Disclosure Schedule.

          (d) LEGAL OPINION. GEIS shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, counsel to Netscape, in substantially the form attached hereto as EXHIBIT E.

    6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF NETSCAPE. The obligations of Netscape to consummate the Acquisition and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Netscape:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of GEIS contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a material adverse effect on Actra or GEIS; and Netscape shall have received a certificate to such effect signed on behalf of GEIS by a duly authorized officer of GEIS.

          (b) AGREEMENTS AND COVENANTS. GEIS shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, and Netscape shall have received a certificate to such effect signed by a duly authorized officer of GEIS.

          (c) THIRD PARTY CONSENTS. Netscape shall have been furnished with evidence satisfactory to it that GEIS has obtained the consents, approvals and waivers set forth in Section 2.5 of the GEIS Disclosure Schedule.

          (d) LEGAL OPINION. Netscape shall have received a legal opinion from King & Spalding, legal counsel to GEIS or Bruce E. Hunter, Vice President and General Counsel of GEIS, in substantially the form attached hereto as EXHIBIT F.

          (e) RESIGNATION FROM MEMBERS COMMITTEE. The person appointed by GEIS to the Members Committee of Actra shall have resigned from the Members Committee effective upon the Closing.


                                     ARTICLE VII

                                  DISPUTE RESOLUTION

    7.1   RESOLUTION OF DISPUTES; MEDIATION.

          (a) Any claim, action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the District of Delaware or any court of the State of Delaware, and each of the parties hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom in any such claim, action, suit or proceeding) and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such claim, action, suit or proceeding in any such court or that any such claim, action, suit or proceeding which is brought in any such court has been brought in an inconvenient forum. Subject to applicable law, process in any such claim, action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing and subject to applicable law, each party agrees that service of process on such party, as provided in Section 9.2 shall be deemed effective service of process on such party. Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. WITH RESPECT TO ANY SUCH CLAIM, ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING.

          (b) Before any party hereto initiates judicial proceedings in respect of any action or matter relating to this Agreement or the transactions contemplated hereby, that party shall first refer such matter to the Chief Executive Officer of such party. Following such referral, the Chief Executive Officers of Netscape and GEIS shall take all reasonable steps to resolve such disagreement and shall negotiate in good faith with each other to such end. If the disagreement is not resolved in the course of such negotiations between the Chief Executive Officers of Netscape and GEIS, such Chief Executive Officers, shall consult with a neutral third party mediator and shall use their best reasonable efforts to procure a determination from such mediator within two weeks of the date on which the mediator was first consulted. Unless the parties agree to the contrary in writing, any advice or decision of the mediator shall not be binding upon the parties.

                                     ARTICLE VIII

                          TERMINATION, AMENDMENT AND WAIVER

    8.1 TERMINATION. Except as provided in Section 8.2 below, this Agreement may be terminated and the Acquisition abandoned at any time prior to the Closing.

          (a)  by mutual written consent of GEIS and Netscape;

          (b) by Netscape or GEIS if: (i) the Closing has not occurred before 5:00 p.m. (Pacific time) on December 31, 1997 (provided that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Acquisition; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Entity that would make consummation of the Acquisition illegal;

          (c) by Netscape if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition, by any Governmental Entity, which would: (i) prohibit Netscape's ownership or operation of all or any portion of the business of Actra or (ii) compel Netscape to dispose of or hold separate all or a portion of the business or assets of Actra as a result of the Acquisition;

          (d) by Netscape, if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of GEIS and (i) such breach has not been cured within ten (10) business days after written notice to GEIS (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied;

          (e) by GEIS, if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Netscape and (i) such breach has not been cured within ten (10) business days after written notice to Netscape (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied.

    8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of either party, or their respective officers, directors or shareholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.2, 5.3 and 5.4 and Articles VIII and IX (other than Section 9.1) of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

    8.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

    8.4 EXTENSION; WAIVER. At any time prior to the Closing, Netscape, on the one hand, and GEIS, on the other, may, to the extent legally allowed,
(i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                      ARTICLE IX

                                  GENERAL PROVISIONS

    9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties in this Agreement shall survive the consummation of the Acquisition and shall (except to the extent that survival is necessary to effectuate the intent of such provisions) terminate twelve (12) months after the Closing Date.

    9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Netscape, to:

               Netscape Communications Corporation
               501 East Middlefield Road
               Mountain View, CA 94043
               Attention: Roberta R. Katz, Esq.
               Telephone No.:  (650) 937-2764
               Facsimile No.:  (650) 428-4366
               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Attention:  Larry W. Sonsini, Esq.
                           Herbert P. Fockler, Esq.
               Telephone No.:  (650) 493-9300
               Facsimile No.:  (650) 493-6811

          (b)  if to GEIS, to:

               GE Information Services, Inc.
               401 N. Washington Street
               Rockville, MD 20850
               Attention: Bruce Hunter, Esq.
               Telephone No.:  (301) 340-5342
               Facsimile No.: (301) 340-4251

    9.3 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    9.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

    9.5 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the Schedules and Exhibits hereto or delivered herewith, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Netscape may assign its rights and delegate its obligations hereunder to its affiliates.

    9.6 SEVERABILITY. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

    9.7 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

    9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

    9.9 NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever.

    9.10 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

    9.11 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.


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                                         -19-

    IN WITNESS WHEREOF, Netscape and GEIS have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


NETSCAPE COMMUNICATIONS                GE INFORMATION SERVICES, INC.
CORPORATION


By:  /s/ Peter L. S. Currie            By:  /s/ Venkat A. Mohan
   ----------------------------------     ------------------------
   Name:  Peter L. S. Currie              Name:  Venkat A. Mohan
   Title: Executive Vice President        Title: Vice President
          and Chief Executive Officer








                                 [PURCHASE AGREEMENT]

                    OMITTED ATTACHMENTS TO THE PURCHASE AGREEMENT


    The following attachments to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Netscape hereby undertakes to provide to the Securities and Exchange Commission copies of such documents upon request; provided, however, that Netscape reserves the right to request confidential treatment for portions of any such documents.

ATTACHMENT         DESCRIPTION

Exhibit A          Logistic Tracking System Source Code License Agreement

Exhibit B          Form of Bill of Sale and Assignment

Exhibit C          Form of Declaration of Registration Rights. (filed hereto as
                   Exhibit 4.1 to this Form 8-K)

Exhibit D          Software Distribution Agreement

Exhibit E          Form of Legal Opinion of Counsel to Netscape

Exhibit F          Form of Legal Opinion to Counsel of GEIS